Exhibit 10.2

KILROY REALTY CORPORATION
2006 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AGREEMENT
GRANT NOTICE
[In accordance with the deferral election made by the Participant named below on [_________] (the “Initial Deferral Election”), pursuant]1 [Pursuant] to this Restricted Stock Unit Agreement effective as of the Grant Date, as such term is defined below (including Appendix A hereto, the “Agreement”), Kilroy Realty Corporation (the “Company”) hereby grants to [________] (the “Participant”) the following award of Restricted Stock Units (“RSUs”) pursuant and subject to the terms and conditions of this Agreement and the Company’s 2006 Incentive Award Plan, as amended (the “Plan”), the terms and conditions of each of which are hereby incorporated into this Agreement by reference. Each RSU is hereby granted in tandem with a corresponding Dividend Equivalent right, as further described in Section 3 below. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement shall have the meanings provided in the Plan. Subject to the terms and conditions of this Agreement, the principal features of this award of RSUs are as follows:
Number of RSUs: [__________]
Grant Date: [________] (the “Grant Date”)
Vesting of RSUs: [Specify schedule and circumstances on which vesting of the RSUs would occur. Vesting could include time-based, performance-based or other conditions.]2, provided, however, that if the Participant’s service relationship with the Company is terminated by the Company without Cause or by the Participant with Good Reason (each, as defined in Appendix A hereto), [in either such case, on or after ________,2]1 or due to the Participant’s death or “disability” (within the meaning of Code Section 409A), all then-unvested RSUs will vest and become nonforfeitable immediately prior to such termination [(it being understood that no accelerated vesting shall apply in connection with a termination by the Company without Cause, or by the Participant with Good Reason, occurring prior to ________2)]1 (any date on which any RSUs vest in accordance herewith, a “Vesting Date”). In addition, the RSUs may be subject to accelerated vesting under certain circumstances to the extent set forth in Section 11.2 of the Plan.
Payment of RSUs: Vested RSUs shall be paid to the Participant in the form of shares of Stock or in cash in an amount equal to the value of the shares of Stock otherwise deliverable, in any case, as set forth in Section 6 of Appendix A attached hereto.
Termination of RSUs: In the event that the Participant ceases to be an Employee, Consultant or member of the Board, as applicable, for any reason prior to the applicable Vesting Date, all RSUs that have not vested as of the date of such termination (after taking into consideration any accelerated vesting that may apply, if any, as provided above) shall thereupon automatically be forfeited by the Participant as of such date of termination without payment of any consideration therefor.

_________________

(1)	Include as to a Participant who is eligible and makes a deferral election.

(2)
In the event the Participant is eligible to make a deferral election and makes a deferral election in the 30-day period following the Grant Date, this date to be no earlier than one year following the end of that 30-day period.

The Participant’s signature below indicates the Participant’s agreement with and understanding that this award of RSUs is subject to all of the terms and conditions contained in the Plan and in this Agreement (including Appendix A), and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. In addition, by signing below, the Participant acknowledges that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 7 of Appendix A attached to this Agreement by (i) withholding shares of Stock otherwise issuable to the Participant upon payment of the RSUs in accordance with Appendix A attached to this Agreement (if any) or (ii) using any other method permitted by Section 7 of Appendix A attached to this Agreement or the Plan. If the Participant is married, his or her spouse has signed the Consent of Spouse attached to this Agreement as Exhibit A. THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE PARTICIPANT HAS READ AND UNDERSTANDS THE PLAN AND THIS AGREEMENT, INCLUDING APPENDIX A HERETO, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT OF RSUs AND DIVIDEND EQUIVALENT RIGHTS.

KILROY REALTY CORPORATION, a Maryland corporation ________________________________	PARTICIPANT: _________________________________
KILROY REALTY CORPORATION,
a Maryland corporation
________________________________

2

APPENDIX A

TERMS AND CONDITIONS OF
RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENT RIGHTS

1.    Grant. The Company hereby grants to the Participant, as of the Grant Date, an award of [__________] RSUs and corresponding Dividend Equivalent rights, subject to the terms and conditions contained in this Agreement and the Plan.
2.    RSUs. Each RSU that vests on an applicable Vesting Date shall represent the right to receive, as determined by the Committee in accordance with Section 6 below, either (i) a payment of one share of Stock or (ii) a payment in cash equal to the Fair Market Value of one share of Stock on the applicable Distribution Date (as defined below). Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU (other than with respect to any Dividend Equivalent rights). Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.    Dividend Equivalent Rights.
(a)    Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent right. Such Dividend Equivalent right shall entitle the Participant to have a hypothetical bookkeeping account (established and maintained for purposes of tracking the RSUs and any additional RSUs credited to such account in respect of Dividend Equivalent rights in accordance with this Section 3) (the “Account”) that is credited upon the Company’s payment of dividends to stockholders of outstanding shares of Stock if the Dividend Equivalent right is or was outstanding on the applicable Stock record date. Subject to Section 3(c) below, when such dividends are so declared, the following shall occur:
(i) on the date that the Company pays a cash dividend in respect of outstanding shares of Stock, the Company shall credit the Participant’s Account with a number of full and fractional RSUs equal to the quotient of (A) the total number of RSUs credited to the Account but not yet distributed (including any RSUs granted hereunder and any additional RSUs credited with respect to Dividend Equivalent rights), multiplied by the per share dollar amount of such dividend, divided by (B) the Fair Market Value of a share of Stock on the date such dividend is paid,
(ii) on the date that the Company pays a Stock dividend in respect of outstanding shares of Stock, the Company shall credit the Participant’s Account with a number of full and fractional RSUs equal to the product of (A) the total number of RSUs credited to the Account but not yet distributed (including any RSUs granted hereunder and any additional RSUs credited with respect to Dividend Equivalent rights), multiplied by (B) the number of shares of Stock distributed with respect to such dividend per share of Stock, or
(iii) on the date that the Company pays any other type of distribution in respect of outstanding shares of Stock, the Company shall credit the Participant’s Account in an equitable manner based on the total number of RSUs held in the Account, as determined in the sole discretion of the Committee.
(b)    To the extent that any additional RSUs are credited to the Participant’s Account in respect of the Participant’s Dividend Equivalent rights, such additional RSUs shall be subject to the same vesting terms as the original RSUs to which they relate and shall also carry corresponding Dividend Equivalent rights.

(c)    Dividend Equivalent rights shall remain outstanding from the Grant Date (or later date of grant of such Dividend Equivalent right in connection with the Company’s payment of a dividend) through the earlier to occur of (i) the termination or forfeiture for any reason of the RSU to which such Dividend Equivalent right corresponds, or (ii) the delivery to the Participant of payment for the RSU (in accordance with Section 6 below) to which such Dividend Equivalent right corresponds. For the avoidance of doubt, if a Dividend Equivalent right terminates after the applicable Stock record date for a Company dividend and prior to the corresponding payment date thereof, the Participant shall still be entitled to payment of the Dividend Equivalent right amount determined in accordance with this Section 3, if and when the Company pays the underlying dividend; provided, however, that such Dividend Equivalent right amount shall be made in cash (rather than RSUs).
(d)    Dividend Equivalent rights and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.
4.    Vesting. The RSUs shall vest in accordance with the vesting schedule provided in the Grant Notice to which this Appendix is attached. For purposes of vesting, Cause and Good Reason shall be defined as follows:
(a)    “Cause” shall mean “cause” as defined in an applicable employment agreement between the Company and the Participant or, if no such employment agreement exists or such employment agreement does not contain a definition of “cause,” then Cause shall mean: (i) the Participant’s conviction for commission of a felony or a crime involving moral turpitude; (ii) the Participant’s willful commission of any act of theft, embezzlement or misappropriation against the Company; or (iii) the Participant’s willful and continued failure to substantially perform the Participant’s duties as an Employee, Consultant or member of the Board of the Company (other than such failure resulting from the Participant’s incapacity due to physical or mental illness), which failure is not remedied within a reasonable time after written demand for substantial performance is delivered by the Company which specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties.
(b)    “Good Reason” shall mean “good reason” as defined in an applicable employment agreement between the Company and the Participant or, if no such employment agreement exists or such employment agreement does not contain a definition of “good reason,” then Good Reason shall mean: (i) the Company’s material breach of any of its obligations under any written, applicable employment agreement between the Company and the Participant, if any, or (ii) any material diminution in the Participant’s authority, duties or responsibilities as an Employee, Consultant or member of the Board of the Company without the Participant’s prior written consent. Notwithstanding the foregoing, the Participant will not be deemed to have resigned for Good Reason unless (A) the Participant provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Participant to constitute Good Reason within ninety (90) days after the date of the occurrence of any event that the Participant knows to constitute Good Reason, (B) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (C) the effective date of the Participant’s termination for Good Reason occurs no later than ninety (90) days after the expiration of the Company’s cure period.
5.    Termination of RSUs. Upon the Participant’s termination as an Employee, Consultant or member of the Board, as applicable, all RSUs that have not vested as of such termination (taking into consideration any vesting that may occur in connection with such termination as provided in the Grant Notice) shall automatically be forfeited and canceled without payment of consideration therefor.

6.    Distribution.
(a)    Subject to Sections 6(d) and 10 below, payment with respect to RSUs issued under this Agreement (including any RSUs issued in respect of Dividend Equivalent rights) shall, to the extent vested, be paid to the Participant on or within fifteen (15) days following [the date on which such RSUs become vested pursuant to this Agreement]3 [the earliest to occur of (i) the date of the Participant’s “separation from service” within the meaning of Code Section 409A (a “Separation from Service”); (ii) the date of the occurrence of a “change of control event” (within the meaning of Code Section 409A) with respect to the Company; [and] (iii) the date of the Participant’s death or “disability” (within the meaning of Code Section 409A) [Add if a fixed date distribution is elected:; and (iv) [____________]]1 (any such date, a “Distribution Date”).
(b)    All distributions upon payment of the RSUs shall be made by the Company in the form of whole shares of Stock, and to the extent that any fractional RSUs become payable on a Distribution Date, such fractional RSUs shall be paid in cash (unless otherwise determined under Section 15.10 of the Plan), provided, however, that if, as of the applicable Distribution Date, insufficient shares of Stock remain available under the Share Limit to cover distribution of any or all of the RSUs for which payment is required (including with respect to Dividend Equivalent rights), as determined by the Committee, such RSUs shall be paid in cash in an amount equal to the Fair Market Value as of the Distribution Date of the shares of Stock otherwise distributable on such Distribution Date. To the extent that any outstanding RSUs remain unvested as of an applicable Distribution Date (after taking into consideration any vesting which may occur in connection with the occurrence of such Distribution Date), then such RSUs shall, to the extent not forfeited in connection with such distribution, be paid as Restricted Stock, and the vesting schedule that applied to such RSUs immediately prior to such distribution shall continue to apply to such Restricted Stock, provided, however, that to the extent any such distributions are payable in cash in accordance with this Section 6(b), such cash amounts (determined as of the Distribution Date) shall instead be paid to the Participant on or within fifteen (15) days after the date(s) on which the shares of Restricted Stock to which such cash payments relate would have vested in accordance with this Section 6(b) (and such cash payments shall be forfeitable on the same terms that would otherwise apply to such Restricted Stock).]1
(c)    [Reserved]3 [If the Participant experiences an “unforeseeable emergency” within the meaning of Code Section 409A (an “Unforeseeable Emergency”), the Committee may, in its sole discretion, permit an early distribution of that portion of the Participant’s Account reasonably necessary to satisfy the emergency need giving rise to the Unforeseeable Emergency, including any taxes or penalties reasonably anticipated to result from such distribution and taking into consideration any funds that may become available as a result of the termination of the applicable deferral election in connection with such distribution.]1
(d)    Notwithstanding anything herein to the contrary, no distribution hereunder shall be made to the Participant during the six (6)-month period following the Participant’s Separation from Service to the extent that the Company determines that paying such amounts at the time set forth in this Section 6 would be a prohibited distribution under Code Section 409A(a)(2)(B)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Code Section 409A without resulting in a prohibited distribution, including as a result of the Participant’s death), the Company shall pay the Participant the cumulative amounts that would have otherwise been payable to the Participant during such period.

______________

(3)	Include if payment of the RSUs is not deferred.

(e)    The time of distribution of the RSUs under this Agreement may not be changed except as may be permitted by the Committee in accordance with the Plan and Code Section 409A and the applicable Treasury Regulations promulgated thereunder.
7.    Tax Withholding. The Company shall have the authority and the right to deduct, withhold or require the Participant or beneficiary to remit to the Company an amount sufficient to satisfy federal, state, local and foreign taxes (including without limitation any income and employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the RSUs and/or the Dividend Equivalent rights. To the extent that such obligations arise at the time that the RSUs are paid to the Participant in shares of Stock, the Company may, in its sole discretion and in satisfaction of the foregoing requirement, require the Participant to deliver shares of Stock otherwise issuable under this Agreement (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld, provided, that the number of shares of Stock which may be so withheld (or returned) with respect to a taxable event arising in connection with the RSUs and/or the Dividend Equivalent rights shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes that are applicable to such supplemental taxable income.
8.    Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock deliverable hereunder unless and until certificates representing such shares of Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant.
9.    Non-Transferability. Neither the RSUs or Dividend Equivalent rights nor any interest or right therein or part thereof shall be transferred, assigned, pledged or hypothecated by the Participant in any way in favor of any party other than the Company or a Subsidiary (whether by operation of law or otherwise) and shall not be subjected to any lien, obligation or liability of the Participant to any party other than the Company or a Subsidiary, other than by the laws of descent and distribution. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale by the Participant under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby shall immediately become null and void. Notwithstanding the foregoing, the Company may assign any of its rights under this Agreement to single or multiple assignees and this Agreement shall inure to the benefit of the successors and assigns of the Company.
10.    Distribution of Stock. In the event shares of Stock are paid to the Participant in accordance herewith, the Company shall not be required to record any shares of Stock in the name of the Participant in the books and records of the Company’s transfer agent, and the Company shall not be required to issue or deliver any certificate or certificates for any shares of Stock prior to the fulfillment of all of the following conditions: (a) the admission of such shares to listing on all stock exchanges on which the Company’s common stock is then listed, (b) the completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Company shall, in its sole and absolute discretion, deem necessary and advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Company shall, in its absolute discretion, determine to be necessary or advisable, and (d) the lapse of any such reasonable period of time following the Distribution Date as the Company may from time to time establish for reasons of administrative convenience. In the event that the Company delays a distribution or payment in settlement of RSUs because it determines that the issuance of shares of Stock in settlement of such RSUs will violate federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). No payment shall be delayed under this Section 10 if such delay will result in a violation of Code Section 409A.
11.    No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon the Participant any right to continue as an Employee, Consultant, member of the Board, or other service provider of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Subsidiary.
12.    Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.
13.    Tax Consultation. The Participant understands that he or she may suffer adverse tax consequences in connection with the RSUs and Dividend Equivalent rights granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that he or she deems advisable in connection with the RSUs and the Dividend Equivalent rights and that the Participant is not relying on the Company for tax advice.
14.    Amendment. Subject to Sections 16 and 18 below, this Agreement may only be amended, modified or terminated by a writing executed by the Participant and by a duly authorized representative of the Company.
15.    Relationship to other Benefits. Neither the RSUs, the Dividend Equivalent rights, nor payment in respect of the foregoing shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.
16.    Code Section 409A. To the extent that the Company determines that any RSUs and/or Dividend Equivalent rights may not be compliant with or exempt from Code Section 409A, the Company may amend this Agreement in a manner intended to comply with the requirements of Code Section 409A or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) comply with the requirements of Code Section 409A and/or (b) exempt the RSUs and/or the Dividend Equivalent rights from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the RSUs. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Code Section 409A.
17.    Clawback. The Participant agrees that all compensation paid or payable to the Participant pursuant to this Agreement shall be subject to (a) the provisions of any claw-back policy implemented by the Company to comply with applicable law or regulation (including stock exchange rules), including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, and (b) any other claw-back required by applicable law.
18.    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange

Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
19.    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.
20.    Entire Agreement. The Plan and this Agreement (including this Appendix A and all Exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
21.    Governing Law. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
22.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

EXHIBIT A
CONSENT OF SPOUSE
I, ________________________________, spouse of _______________________________, have read and approve the foregoing Agreement. In consideration of issuing to my spouse the Restricted Stock Units and Dividend Equivalent rights set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement and any Restricted Stock Units, Dividend Equivalent rights, shares of Kilroy Realty Corporation or cash issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
Dated: _______________, _____            ________________________________
Signature of Spouse